Exhibit 3.8

AMENDED AND RESTATED BYLAWS

OF

SERCEL, INC.

(An Oklahoma Corporation)

i

AMENDED AND RESTATED BYLAWS

OF

SERCEL, INC.

(AN OKLAHOMA CORPORATION)

These Amended and Restated Bylaws (the “Bylaws” or “Amended and Restated Bylaws”) amend and restate in their entirety, and replace, the previously existing Bylaws of Sercel, Inc.

ARTICLE I

Offices

SECTION 1.1. Principal Office. The present location of the principal office for the transaction of the business of SERCEL, INC. (the “Corporation”) is 17200 Park Row, Houston, Texas 77084. The Board of Directors may change such principal office from time to time.

SECTION 1.2. Other Offices. The Corporation may have other offices at such places, within or without the State of Oklahoma, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II

Meetings of Shareholders

SECTION 2.1. Annual Meetings. The annual meetings of shareholders shall be held on the first Monday in December, if not a legal holiday, and if a legal holiday, then on the next day thereafter which is a business day. Any such annual meeting may be held at any other time which may be designated in a resolution adopted by the Board of Directors or by the written consent of shareholders holding a majority of the issued and outstanding voting shares of the Corporation. At the annual meeting, directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other proper business may be transacted.

SECTION 2.2. Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time by: (a) the Chief Executive Officer or the President; (b) resolution adopted by the Board of Directors; or (c) one or more shareholders holding not less than one-fourth (1/4) of the issued and outstanding voting shares of the Corporation. Notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall state, in addition to the time, date and place of such meeting, the purpose or purposes of the meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice. Upon request being made by written notice to the Chief Executive Officer or the President, or in their absence or disability to any Vice-President, or in the absence of a Vice-President, to the Secretary, by any person or persons herein empowered to call a special meeting, if such officer is the Secretary, he shall give notice to the shareholders, or if such officer is other than the Secretary, he shall cause the Secretary, to give notice to the shareholders that such meeting has been called for the purpose or purposes stated in such request and is to be held at a specified time, which time as fixed by such officer shall not be less than ten (10) days nor more than sixty (60) days after the receipt of such request. If notice of such meeting be not given to the shareholders within seven (7) days after the receipt of such request, such person or persons making such request may fix the time of such special meeting and give notice thereof in the same manner as herein provided for notice of special meetings of shareholders.

SECTION 2.3. Place of Meetings. All meetings of shareholders shall be held either at the principal office of the Corporation or at any other place within or without the State of Oklahoma as may be designated either by the Board of Directors or by the written consent of the shareholders entitled to vote at such meeting holding at least a majority of such shares given either before or after the meeting and filed with the Secretary of the Corporation.

SECTION 2.4. Notice of Meetings. Written notice of the time, date and place of each annual meeting of the shareholders shall be given to each shareholder as described in Section 10.4 not less than ten (10) nor more than sixty (60) days before each annual meeting.

SECTION 2.5. Voting List. The Secretary shall prepare, at least forty eight (48) hours prior to each meeting of the shareholders, an alphabetical list of all shareholders entitled to vote at such meeting, with the number of shares entitled to be voted by each shareholder set forth opposite their respective names. The Secretary shall produce the share ledger or a duplicate thereof, together with such list and shall keep it open either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held during the business hours of at least one (1) full day immediately preceding the convening thereof and until the close of such meeting, and it shall be subject to inspection at any time during such period by any shareholder or person representing shares. However, the Secretary shall not be required to prepare and produce a list of shareholders in any case where the share ledger reasonably shows in alphabetical order by classes of shares all persons entitled to represent shares at such meeting with the number of shares entitled to be voted by each shareholder.

SECTION 2.6. Quorum and Required Vote; Adjourned Meetings. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or the Certificate of Incorporation of the Corporation. When a quorum is present at any meeting, a majority of the shares represented thereat and entitled to vote thereat shall decide any question brought before such meeting. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, but in the absence of a quorum no other business may be transacted at such meeting. It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken, except that if any shareholders’ meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

SECTION 2.7. Voting. At each meeting of shareholders each shareholder entitled to vote shall vote in person or by proxy and he shall have one vote for each share standing registered in his name at the closing of the transfer books for such meeting, or the record date fixed for such meeting by the Board of Directors, as the case may be, or standing registered in his name at the time of such meeting if neither a date for the closing of the transfer books nor a record date for such meeting has been fixed by the Board of Directors. The voting at all meetings of shareholders may be viva voce but any qualified voter may demand a share vote by written ballot, whereupon such share vote shall be taken by written ballot each of which shall state the name of the shareholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy.

SECTION 2.8. Proxies. Any shareholder entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by proxy. The appointment of a proxy shall be in writing and signed by the shareholder but shall require no other attestation and shall be filed with the Secretary of the Corporation at or prior to the meeting. If any shareholder appoints two or more persons to act as proxies and if the instrument does not otherwise provide, then a majority of such persons present at the meeting, or if only one shall be present, then that one shall have and may exercise all of the powers conferred by such instrument upon all of the persons so appointed; and if such proxies be equally divided as to the right and manner of voting in any particular case, the vote shall be divided among the proxies. Any person holding shares in a representative or fiduciary capacity which he may represent in person may represent the same by proxy and confer general or discretionary power upon such a proxy. The authority of a proxy if not coupled with an interest may be terminated at will, unless otherwise provided in the appointment, the proxy’s authority shall cease three (3) years after the appointment. The termination of a proxy’s authority by act of the shareholder shall, subject to the time limitation herein set forth, be ineffective until written notice of the termination has been given to the Secretary of the Corporation. Unless otherwise provided therein, an appointment filed with the Secretary shall have the effect of revoking all proxy appointments of prior date. A proxy’s authority shall not be revoked by the death or incapacity of the maker unless before the vote is cast or the authority is exercised written notice of such death or incapacity is given to the Corporation.

SECTION 2.9. Order of Business. The order of business at the annual meeting, and so far as practicable at all other meetings of the shareholders, shall be as follows:

(a) Calling meeting to order;

(b) Calling of roll and checking proxies;

(c) Proof of notice of meeting;

(d) Reading of any unapproved minutes;

(e) Reports of officers;

(f) Reports of committees;

(g) Election of directors;

(h) Unfinished business;

(i) New business; and

(j) Adjournment.

SECTION 2.10. Action Without Meeting. Any action which, under any provisions of the laws of the State of Oklahoma or under the provisions of the Certificate of Incorporation or under these Bylaws may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote if a consent in writing be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent shall be filed with the Secretary of the Corporation and made a part of the corporate records. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

SECTION 2.11. Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint Inspectors of Election to act at such meeting or any adjournment thereof. If Inspectors of Election be not so appointed, the Chairman of any such meeting may, and on the request of any shareholder, or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the Chairman. An inspector need not be a shareholder of the Corporation, but no person who is a candidate for office of the Corporation shall act as an inspector. The duties of such inspectors shall include: determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders. The inspectors of the election shall perform their duties impartially in good faith, to the best of their ability, and as expeditiously as is practical. If there be three inspectors, the decision, act or certificate of a majority shall be effective in all respects as the decision, act, or certificate of all.

ARTICLE III

Board of Directors

SECTION 3.1. Powers. All corporate powers, except those which are conferred upon or reserved to the shareholders by the Certificate of Incorporation, these Bylaws and the laws of the State of Oklahoma, shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed and conducted by, the Board of Directors. Without prejudice to such general power, but subject to the same limitations, the Board of Directors shall have the following powers:

(a) To select and remove all officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with applicable law, with the Certificate of Incorporation or these Bylaws and fix their compensation and to confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers and agents;

(b) To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as it may determine advisable;

(c) To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be in accordance with applicable law and to declare dividends from time to time in accordance with applicable law;

(d) To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor;

(e) To adopt such insurance, retirement and other benefits plans for directors, officers and agents of the Corporation and its subsidiaries as it may determine advisable; and

(f) To adopt regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs.

SECTION 3.2. Number, Election and Term of Office. The Board of Directors of the Corporation shall consist of one or more members. The shareholders at any meeting shall determine the number which shall constitute the Board of Directors and the number so determined shall remain fixed until changed at a subsequent meeting of the shareholders. The directors shall be elected at each annual meeting of the shareholders; however, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any meeting of shareholders held for that purpose. Each director shall hold office until his successor is elected or until his earlier resignation or removal. A director need not be a shareholder of the Corporation.

SECTION 3.3. Vacancies. Vacancies in the Board of Directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders. A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

SECTION 3.4. Resignations. Upon the resignation of a director, a majority of the remaining directors or the sole remaining director shall have the power to elect a successor to take office when the resignation is to become effective.

SECTION 3.5. Removal. The entire Board of Directors or any individual director may be removed from office, with or without cause, by the vote of shareholders holding a majority of the issued and outstanding shares entitled to vote at any annual or special meeting of shareholders. New directors to fill vacancies created by removal may be elected at the same meeting of shareholders.

SECTION 3.6. Annual Meetings. An annual meeting of the Board of Directors for the purpose of election of officers of the Corporation and the transaction of any other business coming before such meeting shall be held each year immediately following the adjournment of the annual meeting of the shareholders and no notice of such meeting to the elected directors shall be necessary in order to legally constitute the meeting, provided a majority of the Board shall be present. If a majority of the Board shall not be present, then such annual meeting may be held at such time as shall be fixed by the consent, in writing, of all of the directors. Other meetings of the Board may be held as shall from time to time be determined by the Board provided notice of the time, date and place of any such meeting is given to each director not less than two (2) days before such meeting.

SECTION 3.7. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. No notice of such regular meeting shall be required.

SECTION 3.8. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chief Executive Officer, the President or the Secretary or by any two directors by notice of the time, date and place thereof given to each director not less than two (2) days before such meeting. No business shall be considered at any special meeting other than the purposes mentioned in the notice given to each director of the meeting, except with the consent of all directors.

SECTION 3.9. Place of Meetings. Meetings of the Board of Directors shall be held at any place within or without the State of Oklahoma which has been designated from time to time by resolution adopted by the Board or by written consent of all members of the Board. In the absence of such designation, meetings shall be held at the principal office of the Corporation.

SECTION 3.10. Quorum and Required Vote; Adjourned Meetings. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the directors, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws and except to adjourn as hereinafter provided. A quorum of the directors may adjourn any meeting of the directors to meet again at a stated day and hour; provided that in the absence of a quorum a majority of the directors present at any meeting of the directors, either regular or special, may adjourn to a later date but may not transact any business until a quorum has been secured. At any adjourned meeting at which a required number of directors shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

SECTION 3.11. Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed by resolution adopted by the Board of Directors.

SECTION 3.12. Action without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing. Such written Action by unanimous consent shall have the same effect as action taken at a meeting of the Board of Directors and shall be filed with the Secretary of the corporation and made a part of the minute of proceeding of the Board of Directors.

SECTION 3.13. Telephonic Meetings. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE IV

Executive Committee

SECTION 4.1. Election. The Board of Directors may if it deems necessary, acting by resolution adopted by a majority of the number of directors, elect from their own members an Executive Committee composed of two or more voting members.

SECTION 4.2. Duties. The Executive Committee shall have and exercise all of the authority of the Board of Directors in the management of the Corporation in the interval between meetings of the Board of Directors, subject to the control and direction of the Board of Directors, except to the extent, if any, such authority shall be limited by the resolution appointing the Executive Committee and except the power to declare dividends and to adopt, amend or repeal these Bylaws and where action of the Board of Directors is required by law. It shall keep regular minutes of its proceedings which shall be reported to the directors at their next meeting.

SECTION 4.3. Meetings. The Executive Committee shall meet at such times as may be fixed by the Committee or on the call of the Chief Executive Officer or the President. Notice of the time and place of the meeting shall be given to each member of the Committee in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors or in such other manner as the Executive Committee by resolution may prescribe.

SECTION 4.4. Quorum and Voting. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business. The acts of the majority of the members of the Executive Committee present at a meeting at which a quorum is present shall be the acts of the Executive Committee. At all meetings of the Executive Committee, each member present shall have one (1) vote which shall be cast by him in person.

SECTION 4.5. Waiver of Notice. Any actions taken or approved at any meeting of the Executive Committee, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the members not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof.

SECTION 4.6. Removal. The entire Executive Committee or any individual member thereof may be removed from the Committee with or without cause by a vote of a majority of the directors.

SECTION 4.7. Vacancies. The Board of Directors shall fill all vacancies in the Executive Committee which may occur from time to time.

SECTION 4.8. Action Without Meeting; Telephonic Meeting. Action may be taken by the Executive Committee in the manner allowed by the Board of Directors pursuant to Sections 3.12 and 3.13.

ARTICLE V

Committees of Directors

SECTION 5.1. Designation. The Board of Directors may, by resolution passed by a majority of the directors, designate one or more committees, in addition to the Executive Committee authorized in Article IV hereof, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, except where action of the Board of Directors is required by law, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

SECTION 5.2. Procedural Rules. Each committee shall comply with the same procedural rules set forth in Section 4.3 through 4.8, both inclusive, that are applicable to the Executive Committee.

ARTICLE VI

Officers

SECTION 6.1. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors, and each such officer shall hold their office until their successor shall have been elected and shall qualify, or until their earlier death, resignation or removal. One person may hold more than one office except that the office of President and Secretary may not be held by the same person. Officers may be, but need not be, Directors or Shareholders of the Corporation. Any officer may resign at any time upon written notice to the Corporation or may be removed, with or without cause, by the affirmative vote of a majority of the Board of Directors.

SECTION 6.2. Chairman of the Board and Vice Chairman. The Chairman of the Board of Directors, if any, shall preside at all meetings of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation, thereunto authorized by the Board of

Directors, and deliver on behalf of the Corporation any deeds, mortgages, bonds, contracts, powers of attorney, and other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by this Agreement to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed, and he shall perform such other duties as may be prescribed by the Board of Directors from time to time. The Vice Chairman, if any, shall, at the request of the Chairman or in their absence or disability, perform the duties and exercise the powers of the Chairman, and shall perform such other duties as the Board of Directors shall prescribe.

SECTION 6.3. Chief Executive Officer. Subject to the provisions of the Certificate of Incorporation, these Bylaws and the laws of the State of Oklahoma, the management and control of the Corporation shall be vested in the Chief Executive Officer, if any. The Chief Executive Officer shall have general charge and active management of the business, properties and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall preside at all meetings of the Shareholders and, in the absence of the Chairman of the Board, at all meetings of the Board of Directors. The Chief Executive Officer shall hold the title and powers of the Chairman of the Board and President in the absence of the Board of Directors designating such titles and powers to another person.

The acts of the Chief Executive Officer shall be conclusively deemed to be the acts of the Corporation, and all decisions of the Corporation shall be made by the Chief Executive Officer except as expressly stated in this Agreement, or reserved by the Board of Directors or delegated to another officer. In the absence of a Board of Directors, the Chief Executive Officer shall exercise all powers that would otherwise be delegated to, and exercised by, the Board of Directors. All determinations, decisions, acts and omissions of the Chief Executive Officer required or permitted hereunder shall be in the sole and absolute discretion of the Chief Executive Officer, subject to the limitations contained herein and subject to the exercise of good faith and the care of an ordinarily prudent person in a like position under similar circumstances and in a manner the Chief Executive Officer reasonably believes to be in the best interests of the Corporation. The Chief Executive Officer shall be reimbursed for all reasonable expenses incurred in managing the Corporation and shall be entitled to compensation in an amount to be determined from time to time by the Board of Directors.

The Chief Executive Officer shall possess those powers as set forth in these Bylaws and as may be expressly assigned to him by the Board of Directors. Without limiting the generality of the foregoing, the Chief Executive Officer shall have the following rights and powers:

(a) to purchase for cash or on credit, lease, exchange or otherwise acquire, to manage, operate, maintain and improve, and to sell, lease, exchange or otherwise dispose of any and all Assets necessary or advisable for the conduct of the business and affairs of the Corporation;

(b) to sell, convey, mortgage, pledge, lease, exchange and otherwise dispose of Assets;

(c) to execute and deliver any and all contracts, agreements, documents guaranties, deeds, mortgages, bonds and other instruments, and any and all extensions, modifications, amendments and replacements thereof;

(d) to incur liabilities, borrow money, issue of notes, bonds and other obligations; and secure any of its obligations by mortgage or pledge any of its Assets or income, provided, however, the indebtedness incurred shall not be more than two (2) times the total equity of the Corporation as of the preceding year’s end;

(e) to lend money, invest and reinvest the Corporation’s funds, and receive and hold property as security for repayment, including, without limitation, the loaning of money to and otherwise helping Shareholders, officers, employees and agents;

(f) to open bank accounts in the name of the Corporation;

(g) to conduct the Corporation’s business, establish Corporation offices, and exercise the powers of the Corporation within or without the State;

(h) to hire and discharge employees of the Corporation, define their duties, and establish their compensation;

(i) to retain or otherwise secure the services of employees and accountants, attorneys and other independent contractors;

(j) to establish pension plans, pension trusts, profit sharing plans, and benefit and incentive plans for all or any of the current or former Shareholders, employees and agents of the Corporation;

(k) to make donations to the public welfare for religious, charitable, scientific, literary or educational purposes, or any other act that furthers the business and affairs of the Corporation;

(l) to purchase insurance for the life of any of its Shareholders or employees for the benefit of the Corporation;

(m) to participate in partnership agreements, joint ventures or other associations of any kind with any Person or Persons;

(n) to cause the Corporation to indemnify its Shareholders or any other Person;

(o) to institute, prosecute and defend any proceeding in the Corporation’s name;

(p) to pay or otherwise discharge any and all fees, expenses and other obligations of the Corporation in such order of priority as the Chief Executive Officer shall deem advisable; and

(q) to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders, or with respect to any action of security holders, of any other company in which the Corporation may hold securities and shall have power to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other Corporation;

(r) to take any and all action as may be necessary or advisable to comply with all laws, ordinances, orders, rules, regulations and requirements applicable to Assets or the conduct of the business and affairs of the Corporation; and

(s) to delegate from time to time to the President any and all powers set forth above or elsewhere in this Agreement those powers that have been assigned to the Chief Executive Officer.

SECTION 6.4. President. The President, if any, shall perform, at the request of the Chief Executive Officer, such duties as may be assigned to him by the Chief Executive Officer, including those duties and powers of the Chief Executive Officer that may be delegated to him by the Chief Executive Officer. In the absence of a Chief Executive Officer, the President shall be the chief executive of the Corporation and shall exercise such of those powers of the Chief Executive Officer as are delegated to him by the Board of Directors.

SECTION 6.5. Chief Financial Officer. The Chief Financial Officer, if any, shall perform, at the request of the Chief Executive Officer, such duties as may from time to time be assigned by the Chief Executive Officer. At the discretion of the Board of Directors, one or more Chief Financial Officers may be designated as an Executive Chief Financial Officer or Senior Chief Financial Officer. The Chief Financial Officer shall have or provide for the custody of the funds or other property of the Corporation; whenever so required by the Board of Directors, shall render an account showing their transactions as Chief Financial Officer and the financial condition of the Corporation; and, in general, shall discharge such other duties as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer. Any Assistant Chief Financial Officer shall, at the request of the Chief Financial Officer or in their absence or disability, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties as the Board of Directors or the Chief Executive Officer shall prescribe.

SECTION 6.6. Vice Presidents. The Vice President, if any, shall perform, at the request of the Chief Executive Officer or in his absence or disability, perform the duties and exercise the powers of the President and such other duties as may from time to time be assigned by the Board of Directors or by the Chief Executive Officer. At the discretion of the Board of Directors, one or more Vice Presidents may be designated as an Executive Vice President or Senior Vice President.

SECTION 6.7. Secretary and Assistant Secretaries. The Secretary, if any, shall attend all meetings of the Shareholders and of the Board of Directors and shall record the proceedings of the Shareholders and of the Directors and of committees of the Board in a book or books to be kept for that purpose; see that notices are given and records and reports properly kept and filed by the Corporation as required by law; be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer. Any Assistant Secretary shall, at the request of the Secretary or in their absence or disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors or the Chief Executive Officer shall prescribe.

SECTION 6.8. Officers’ Bonds. No officer of the Corporation need provide a bond to guarantee the faithful discharge of their duties unless the Board of Directors shall by resolution so require a bond in which event such officer shall give the Corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of their office.

SECTION 6.9. Compensation. The compensation of the officers of the Corporation and employment contracts, if any, for such officers shall be approved by the Board of Directors. Officer employment contracts may fix a term of employment and shall be valid and binding upon the Corporation in accordance with the terms thereof; provided, however, this provision shall not limit or restrict in any way the right of the Chief Executive Officer at any time in his discretion (which right is hereby expressly reserved) to remove from office, discharge or terminate the employment or otherwise dispense with the services of any such officer prior to the expiration of the term of employment under any such contract, provided only that the Corporation shall not thereby be relieved of any continuing liability for salary or other compensation provided for in such contract.

SECTION 6.10. Loans and Guaranties to Officers and Employees. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer, director or employee of the Corporation or any of its subsidiaries or divisions. Any such loan, guarantee or other assistance may be with or without interest, and may be unsecured or secured by Shares in the Corporation and/or other assets. In order for the Corporation to grant any of the above benefits, its Board of Directors must conclude that such transaction may reasonably be expected to benefit the Corporation. The majority vote of the Board of Directors shall then be required before the Corporation can grant any such loan, guarantee or assistance.

SECTION 6.11. Duties of Officers. The officers of the Corporation each shall use their best efforts to conduct, or cause to be conducted, the ordinary and usual business and affairs of the Corporation in accordance with and as limited by this Agreement, and shall be responsible for the performance of their assigned duties. Each officer shall devote such time to the Corporation and its business as shall be reasonably required for its welfare and success.

SECTION 6.12. Checks. Checks shall be signed by the Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, or an employee designated by such officer.

ARTICLE VII

Shares of Stock

SECTION 7.1. Certificates of Stock. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any such shares are fully paid,

showing the number of the shares of the Corporation standing on the books in his name. The form of such certificate shall be determined by the Board of Directors. All such certificates shall be signed by the Chief Executive Officer, the President or a Vice President and the Secretary or an Assistant Secretary, or be authenticated by facsimiles of the signatures of the Chief Executive Officer, the President and Secretary or by a facsimile of the signature of the Chief Executive Officer, the President and the written signature of the Secretary or an Assistant Secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk. Even though an officer who signed, or whose facsimile signature has been written, printed or stamped on, a certificate for shares shall have ceased by death, resignation or otherwise to be an officer of the Corporation before such certificate is delivered by the Corporation, such certificate shall be as valid as though signed by a duly elected, qualified and authorized officer, if it be countersigned by a transfer agent or transfer clerk. Such certificates shall also be numbered and sealed with the seal of the Corporation.

SECTION 7.2. Record of Shareholders. There shall be kept at the registered office of the Corporation in the State of Oklahoma a record containing the names and addresses of all shareholders of the Corporation, arranged in alphabetical order, the number and class of shares held by each and the dates when they respectively became the owners of record thereof; provided that the foregoing shall not be required if the Corporation shall keep at its registered office a statement containing the name and post office address, including street number, if any, of the custodian of such record. Duplicate lists may be kept in such other state or states as may, from time to time, be determined by the Board of Directors.

SECTION 7.3. Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as Transfer Agents and Registrars of the shares of stock of the Corporation; and, upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

SECTION 7.4. Transfer of Shares. Transfers of stock of the Corporation shall be made on the books of the Corporation only upon authorization by the registered holder thereof or by his attorney lawfully constituted in writing and on surrender and cancellation of a certificate or certificates for a like number of shares of the same class properly endorsed or accompanied by a duly executed stock transfer power and payment of all taxes thereon, with such proof of authenticity of the signatures as the Corporation or its transfer agents may reasonably require.

SECTION 7.5. Shareholders Record Date and Closing Stock Books. The Board of Directors may fix, in advance, a time as a record date for the determination of the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting not more than sixty (60) days prior to the date of the meeting or action nor less than ten (10) days prior to the date of the meeting or action. The Board of Directors may also fix, in advance, a time as a record date for the determination of shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of shares or for the purpose of any other lawful action which shall be not more than sixty (60) days prior to the date of the event for the purpose of which it is fixed.

When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date. In lieu of fixing a record date, the Board of Directors may close the books of the Corporation against any transfer of shares for a stated period but not to exceed in any case the maximum periods set forth above.

SECTION 7.6. Registered Shareholders. The Corporation shall be entitled to recognize the holder of record of any share or shares of stock as the exclusive owner thereof for all purposes, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

SECTION 7.7. Lost Certificates. No new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and cancelled at the same time; provided that if any certificate for shares is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions, including indemnification of the Corporation reasonably satisfactory to it, as the Board of Directors shall determine.

SECTION 7.8. Treasury Shares. Treasury shares, or other shares not at the time issued and outstanding, shall not, directly or indirectly, be voted at any meeting of the shareholders, or counted in calculating the actual voting power of shareholders at any given time. Treasury shares shall not have dividend rights.

SECTION 7.9. Fractional Shares. Certificates of fractional shares of stock may be issued at the discretion of the Board of Directors. The registered ownership of any fractional share represented by such certificate or certificates shall entitle the holder thereof to receive dividends, participate in the corporate assets in the event of liquidation of the Corporation and to exercise voting rights in person or by proxy.

ARTICLE VIII

Execution of Instruments

SECTION 8.1. Contracts. The Board of Directors or any committee thereunto authorized may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver in the name and on behalf of the Corporation any contract or other instrument, except certificates representing shares of stock of the Corporation, and such authority may be general or may be confined to specific instances.

SECTION 8.2. Deposits; Bank Accounts. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate or as may be designated by an officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient. Unless otherwise provided by resolution of the Board of Directors, endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories may be made by hand stamped legend in the name of the Corporation or by written endorsement by any officer without countersignature.

SECTION 8.3. Loans. No loans shall be contracted on behalf of the Corporation unless authorized by the Board of Directors, but when so authorized, unless a particular officer or agent is directed to negotiate the same, may be negotiated, up to the amount so authorized, by the Chief Executive Officer, the President or a Vice President or the Treasurer; and such officers are hereby severally authorized to execute and deliver in the name and on behalf of the Corporation notes or other evidences of indebtedness countersigned by the Chief Executive Officer, the President or a Vice President for the amount of such loans and to give security for the payment of any and all loans, advances and indebtedness by hypothecating, pledging or transferring any part or all of the property of the Corporation, real or personal, at any time owned by the Corporation.

SECTION 8.4. Sale or Transfer of Securities Held by the Corporation. Stock certificates, bonds or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred or otherwise disposed of pursuant to authorization by the Board of Directors, or of any committee thereunto duly authorized, and when so authorized to be sold, transferred or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the Chief Executive Officer, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

SECTION 8.5. Execution of Proxies. The Chief Executive Officer, the President, or, in the absence or disability of both, a Vice President, may authorize from time to time the signature and issuance of proxies to vote upon shares of stock of other corporations standing in the name of the Corporation or authorize the execution of consents to action taken or to be taken by such other corporation. All such proxies and consents shall be signed in the name of the Corporation by the Chief Executive Officer, the President or a Vice-President and by the Secretary or an Assistant Secretary.

ARTICLE IX

Indemnification

SECTION 9.1. Indemnification: Actions Other Than by the Corporation. The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 9.2. Indemnification: Actions by the Corporation. The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

SECTION 9.3. Right to Indemnification. To the extent that any present or former director, officer or employee or any person who is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, or any agent of the Corporation or any person who is or was serving at the request of the Corporation as an agent of another corporation, partnership, joint venture, trust or other enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 9.1 and 9.2 of this Article IX, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith.

SECTION 9.4. Authorization of Indemnification. Any indemnification under Sections 9.1 and 9.2 of this Article IX, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 9.1 and 9.2 of this Article IX. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (c) by the shareholders.

SECTION 9.5. Advance Indemnification. Expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding as authorized by the Board of Directors in the specific case may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article IX.

SECTION 9.6. Non Exclusive Indemnification. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, contract, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 9.7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX.

SECTION 9.8. Constituent Corporation. For the purposes of this Article IX, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation, including any constituent of a constituent, absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

SECTION 9.9. Definitions. For purposes of this Article IX, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest in the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

ARTICLE X

General Provisions

SECTION 10.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

SECTION 10.2. Seal. The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the word “OKLAHOMA” and such other words or information as shall be determined by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

SECTION 10.3. Dividends. The Board of Directors may, out of funds legally available therefor, from time to time at any regular or special meeting, declare, and the Corporation may pay, dividends on its outstanding shares of capital stock as and when it deems expedient. Such dividends may be made in cash, property or shares of the capital stock or other securities of the Corporation.

SECTION 10.4. Notice. Whenever any notice is required or permitted to be given under the provisions of any law, the Certificate of Incorporation or these Bylaws, it shall not be construed to require personal notice unless expressly so stated, but such notice may be given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Notice shall be deemed to have been duly given on the date of service if served personally or by telex, telecopier, cable, telegram or similar communication. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

SECTION 10.5. Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of any law or of the Certificate of Incorporation or of these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

SECTION 10.6. Conflicts of Interest. Except as may be otherwise provided by the laws of the State of Oklahoma or the Certificate of Incorporation, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because his or their votes are accounted for such purpose; if: (a) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or such committee, and the Board of Directors or Executive Committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (c)

the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of quorum at a meeting of the Board of Directors, or a committee which authorizes the contract or transaction.

SECTION 10.7. Amendment. These Bylaws may be amended, altered, changed or repealed at any annual or special meeting of the shareholders, provided notice of the proposed amendment, alteration, change or repeal is contained in the notice of such meeting, by the affirmative vote of a majority of the shares issued and outstanding, and entitled to vote thereat. These Bylaws also may be amended, altered, changed or repealed at any annual or special meeting of the Board of Directors, provided notice of the proposed amendment, alteration, change or repeal is contained in the notice of such meeting, by the affirmative vote of the members of the Board of Directors. Notwithstanding the preceding sentence, the fact that such power to amend, alter, change or repeal has been conferred upon the Board of Directors, the Board of Directors shall not divest the shareholders of the power, nor limit their power to amend, alter, change or repeal these Bylaws.

APPROVED AND ADOPTED by Unanimous Consent to Action In Lieu of a Special Meeting of the Board of Directors this 01st day of July, 2013.

Directors:

/s/ Pierre Baliguet	/s/ Kenneth O. Fitts
Pierre Baliguet	Kenneth O. Fitts

/s/ Pascal Rouiller	/s/ Arnaud Surpas
Pascal Rouiller	Arnaud Surpas

/s/ Alain Tisserand	/s/ George W. Wood
Alain Tisserand	George W. Wood